CATERPILLAR FINANCIAL SERVICES CORPORATION
$8,000,000,000
CAT FINANCIAL POWERINVESTMENTSM
VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

PRICING SUPPLEMENT NO. 1	Filed Pursuant to Rule 424(b)(3)
Dated June 12, 2014 to	Registration No. 333-191626
PROSPECTUS SUPPLEMENT
Dated October 8, 2013 and
PROSPECTUS
Dated October 8, 2013

     The Cat Financial PowerInvestmentSM Variable Denomination Floating Rate Demand Notes (the “Notes”) bear interest at a floating rate per annum determined by the Cat Financial PowerInvestment Committee, or its designee, on a weekly basis to be effective on the following Monday. Currently, the interest rates payable on the Notes vary based on the principal amount of the Notes that an investor owns.

The current Registration Statement for the Notes (No. 333-191626) was automatically effective on October 8, 2013. As of June 16, 2014, the interest rates on the Notes will be as follows:

Principal Amount of Notes	Interest Rate Per Annum
Owned by an Investor

RETAIL INVESTOR TIER
$0-$4,999.99	0.80320% Yield
0.800% Rate

$5,000-$49,999.99	0.85361% Yield
0.850% Rate

$50,000 and above	0.90405% Yield
0.900% Rate

CORPORATE TIER	0.45100% Yield
0.450% Rate